Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-197648, No. 333-134871, No. 333-117370, No. 333-171630, No. 333-164083, and No. 333-136493) of NOVAGOLD RESOURCES INC. of:
o	our report dated January 27, 2016, relating to NOVAGOLD RESOURCES INC.'s consolidated financial statements and the effectiveness of internal control over financial reporting;
o	our report dated January 25, 2016, relating to the Galore Creek Partnership's financial statements; and
o	our report dated January 25, 2016, relating to Donlin Gold LLC's financial statements all of which appear in this Annual Report on Form 10-K for the year ended November 30, 2015.

signed "PricewaterhouseCoopers LLP"

Chartered Professional Accountants
Vancouver, British Columbia
January 27, 2016